UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 28, 2006 - March 22, 2006
(Date of Report - Date of earliest event reported)

TRONOX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 775-5000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Marty J. Rowland, chief operating officer of Tronox Incorporated, has notified Tronox Incorporated of his intention to resign from the company’s Board of Directors effective upon, and subject to, the completion of the distribution by Kerr-McGee Corporation to its stockholders of all shares of Class B Common Stock of Tronox Incorporated that are currently held by Kerr-McGee Corporation, which event Kerr-McGee Corporation has disclosed is expected to occur on or about March 30, 2006.

Additionally, the Board of Directors of Tronox Incorporated announced that Thomas W. Adams, chief executive officer of Tronox Incorporated, will become chairman and chief executive officer of Tronox Incorporated effective upon the resignation of Robert M. Wohleber as chairman and director of the company, also expected to occur on or about March 30, 2006, as previously reported by the company. A copy of the press release announcing the appointment of Mr. Adams is attached hereto and incorporated herein.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 99.1 Press Release Dated March 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED

	By:	(Roger G. Addison)
Roger G. Addison
Vice President, General Counsel and Secretary

Dated: March 28, 2006